Exhibit 10.2

Novint Technologies, Inc.
PO Box 66956
Albuquerque, NM 87193
Phone and Fax: 866-298-4420
Novint Purchase Order

VENDOR:

VTech Communications Ltd.
23rd Floor, Tai Ping Industrial Centre
Block 1, 57 Ting Kok Road
Tai Po, New Territories, Hong Kong

SHIP TO:

Walt Aviles
CTO

	DATE PO NUMBER:
	12/13/2006 1056
DESCRIPTION	QUANTITY	RATE	AMOUNT

1. Falcon Production Tooling and Assembly/Test Fixtures [2006-050-00]
1. a Falcon NRE Mechanical (Tooling)	1	241,200.00	241,200.00
1. b Falcon NRE Manufacturing (Assembly & Test Fixtures)	1	8,150.00	8,150.00

2. Engineering Build Falcon Units (FOB Hong Kong) [2006-050-00)		0.00	0.00
2. a Falcon Units	*	*	55,055.00

3. Mass Production Falcon Units (FOB Hong Kong) [2006-050-00]
3. a Electrical Parts for Falcon Units	*	*	216,966.15
3. b Balance for Falcon Units (I.E. Mechanical Parts, Packing, Scrap, Labor/Fixed Overhead, Variable Overhead and Profit)	*	*	278,528.85

4. Miscellaneous Falcon Tooling, Assembly/Test Fixtures and Parts
4. a Electrical Parts (Material) for Falcon Units: EM Microelectronic Device	45,000	0.24	10,800.00
4. b Falcon NRE Mechanical (Tooling) for Hinge Cap, Falcon, R.0	1	7,500.00	7,500.00
4. c Mechanical Parts (Material) for Hinge Cap, Falcon, R.0	*	*	250.00

Terms & Conditions:

A. This Purchase Order (PO) is subject to the terms and conditions contained in the Manufacturing Agreement between VTech Communications Ltd. (VTech) and Novint Technologies Incorporated (Novint) executed on December 13, 2006. Specific terms or conditions in this Purchase Order, however, supersede or extend those in the Manufacturing Agreement. This PO supersedes and replaces any purchase orders issued by Novint to VTech prior to December 13, 2006.

B. In lieu of a letter of credit as set forth in 4.5 of the Manufacturing Agreement, Novint will wire transfer the amount associated with Items 4.b and 4.c of this PO ? i.e., $7,750 ? to VTech in US Dollars in accordance within 2 working days of VTech’s written acceptance of this PO.

C. In lieu of a letter of credit as set forth in 4.5 of the Manufacturing Agreement, Novint will wire transfer the amount associated with Item 3.b of this PO (i.e., $278,528.85) to VTech within 2 working days of Novint’s written acceptance of Items 1.a, 1.b and 2.a of this PO. VTech will not initiate any parts or material procurement, and Novint will not be liable for any part of the amount associated with Item 3.b of this PO, prior to such written acceptance.

Total:
* This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Novint Technologies, Inc.
PO Box 66956
Albuquerque, NM 87193
Phone and Fax: 866-298-4420
Novint Purchase Order

VENDOR:

VTech Communications Ltd.
23rd Floor, Tai Ping Industrial Centre
Block 1, 57 Ting Kok Road
Tai Po, New Territories, Hong Kong

SHIP TO:

Walt Aviles
CTO

DATE PO NUMBER:
12/13/2006 1056
DESCRIPTION	QUANTITY	RATE	AMOUNT

D. VTech stipulates that, as of December 13, 2006, it has received payment in full for Items 1.a, 1.b, 2.a, 3.a and 4.a of this PO.

E. This purchase order is based upon previous VTech budgetary quotations. VTech prepared these quotations based on an earlier version of the Falcon design package. This purchase order, however, is for the manufacture of Falcon units based on the Falcon Revision A design package. VTech and Novint will work in good faith to refine and finalize manufacturing schedules and costs in the previous budgetary quotations as outlined in and conditioned by Sections G-J of this document.

F. Novint may at any time terminate this PO, and VTech shall immediately refund to Novint the amount paid by Novint to VTech hereunder, less amounts for expenditures made by VTech in accordance with the terms of this PO and the Manufacturing Agreement. In the event of such termination, VTech shall destroy, store, or deliver to Novint all materials and tooling for which Novint has paid, at Novint expense and in accordance with Novint written instructions.

To help account for the Revision A Falcon design and milestones, the following reporting and approval terms, which will update and refine cost information contained in prevous VTech budgetary quotations, are added:

G. VTech shall provide Novint with an updated Electrical Parts costs quote, based on Falcon Design Milestone 1 ? Electrical Bill of Materials Ready, within 10 working days of delivery of such milestone. VTech shall not initiate any electrical parts/material procurement before Novint provides VTech written approval of such updated quote.

H. VTech shall provide Novint with an updated Mechanical Parts costs quote, based on Falcon Design Milestone 2 ? Mechanical Documentation Ready, within 10 working days of delivery of such milestone. VTech shall not initiate any mechanical parts/material procurement before Novint provides VTech written approval of such updated quote.

I. VTech shall provide Novint with an updated Non-Recurring Engineering (NRE) cost quote for Mechanical Parts (i.e., tooling costs), based on Falcon Design Milestone 3 ? Mechanical Documentation Ready, within 10 working days of delivery of such milestone. VTech shall not initiate any tooling procurement or fabrication before Novint provides VTech written approval of such updated quote.

Total:

Novint Technologies, Inc.
PO Box 66956
Albuquerque, NM 87193
Phone and Fax: 866-298-4420
Novint Purchase Order

VENDOR:

VTech Communications Ltd.
23rd Floor, Tai Ping Industrial Centre
Block 1, 57 Ting Kok Road
Tai Po, New Territories, Hong Kong

SHIP TO:

Walt Aviles
CTO

	DATE PO NUMBER:
	12/13/2006 1056
DESCRIPTION	QUANTITY	RATE	AMOUNT

J.VTech shall provide Novint with an updated Non-Recurring Engineering (NRE) cost quote for Manufacturing (i.e., assembly and test fixtures/equipment), based on Falcon Design Milestone 4 ☐ Functional Test Protocols Ready, within 10 working days of delivery of such milestone. VTech shall not initiate any manufacturing assembly and test fixture/equipment procurement or fabrication before Novint provides VTech written approval of such updated quote.

Acceptance of Purchase Order including All Terms and Conditions:

Total:			$818,450.00